Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 27, 2015 with respect to the consolidated financial statements, financial highlights, and Schedule 12-14 included in the Annual Report on Form 10-K for the year ended December 31, 2014 of Main Street Capital Corporation, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Dallas, Texas
May 5, 2015